ACCOUNT CONTROL AGREEMENT

THIS ACCOUNT CONTROL AGREEMENT (this “Agreement”) is dated as of June 28, 2012, among Northern Lights SPC on behalf of the Arrow Alternative Fund Segregated Portfolio (“Pledgor”) with an address of c/o Gemini Fund Services 450 Wireless Blvd. Hauppauge, NY 11788 Attn: Emile Molineaux, Deutsche Bank Trust Company Americas, as Securities Intermediary (“Securities Intermediary”), with an address of 60 Wall Street, Mailstop NYC60-2710, New York, NY 10005, and Deutsche Bank AG, London Branch, (“Secured Party”), with an address of 60 Winchester House 1 Great Winchester Street London EC2N 2DB.

DEFINITIONS

1.

“Account” shall mean the Account established and maintained by Securities Intermediary hereunder in the name of Pledgor, identifying Deutsche Bank AG, London Branch as pledgee of Pledgor (as the same may be redesignated, renumbered or otherwise modified) to hold Collateral. For purposes of the UCC, the Account shall be deemed to consist of a “securities account” (within the meaning of Section 8-501(a) of the UCC) with respect to securities held therein and a “deposit account” (within the meaning of Section 9-102 of the UCC) with respect to cash deposited in or credited to the Account.

2.

“Authorized Person” shall be any person, whether or not an officer or employee of Secured Party or Pledgor, duly authorized by Secured Party or Pledgor, respectively, to give Written Instructions on behalf of Secured Party or Pledgor, respectively, such persons to be designated in a Certificate of Authorized Persons which contains a specimen signature of such person attached hereto as Schedule 2.

3.

“Collateral” for purposes of this Agreement shall mean cash and such securities and investment property contained in the Account, and the proceeds thereof.

4.

“Notice of Exclusive Control” shall mean a written notice signed by an Authorized Person of Secured Party confirming to Securities Intermediary that Secured Party is, as at the time of receipt of such written notice by the Securities Intermediary, exercising its rights pursuant to the Swap Transaction Confirmation linked to the Arrow Alternative Solutions Fund Index entered into of even date herewith by Pledgor and Secured Party, which by its terms incorporates an ISDA Master Agreement together with a Credit Support Annex, (the “Document”) to exercise sole and exclusive control over the Account.

5.

“UCC” shall mean the Uniform Commercial Code as in effect in the State of New York.

6.

“Written Instructions” shall mean instructions in writing by an Authorized Person received by Securities Intermediary via letter, facsimile transmission, or other method or system specified by Securities Intermediary as available for use in connection with this Agreement.

The terms “entitlement holder”, “entitlement order”, “financial asset”, “investment property”, “proceeds”, “security”, “security entitlement” and “securities intermediary” shall have the meanings set forth in Articles 8 and 9 of the UCC.

Capitalized terms used, but not otherwise defined, in this Agreement shall have the meanings given to them under the Document.

The Pledgor, Securities Intermediary and Secured Party are entering into this Agreement to provide for the control of the Account and to grant and perfect the security interest of Secured Party in the Account.

Therefore, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

1.

Appointment of Securities Intermediary.  The Pledgor and Secured Party hereby appoint Deutsche Bank Trust Company Americas as Securities Intermediary in accordance with the terms and conditions set forth herein, and the Securities Intermediary hereby accepts such appointment.

2.

Security Interest.  To secure the prompt and complete payment, performance and observance of all of the Obligations (as defined in Document), the Pledgor hereby grants to the Secured Party, for its benefit, a security interest in all of its right, title and interest in, to and under the Account, together with all “investment property” (as defined in Article 9 of the Uniform Commercial Code of the State of New York (the “UCC”)) and cash held therein and all proceeds of any of the foregoing.

3.

The Account.

(a)Securities Intermediary hereby represents and warrants to Secured Party and Pledgor that (i) the Account has been established in the name of Pledgor, identifying Deutsche Bank, London Branch  as pledgee of Pledgor , (ii) will maintain appropriate records identifying the Collateral in the Account as pledged by Pledgor to Secured Party and (iii) to the best of Securities Intermediary’s knowledge, except for the claims and interest of Secured Party and Pledgor in the Account (subject to any claim in favor of Securities Intermediary permitted under Section 7), Securities Intermediary does not know of any claim to or interest in the Account.  All parties agree that the Account is a “securities account” within the meaning of Article 8 of the UCC and that all property, including cash, held by Securities Intermediary in the Account shall be treated as “financial assets” within the meaning of Article 8 of the UCC.  The Securities Intermediary confirms and agrees that (x) it is a “securities intermediary” within the meaning of Article 8 of the UCC and (y) for purposes of Article 8 of the UCC, the State of New York is the Securities Intermediary’s jurisdiction.  The Securities Intermediary makes no representation or warranty, and shall have no responsibility or liability, with respect to the effectiveness of this Agreement in granting or perfecting such security interest.

(b)

All securities or other property underlying any financial assets credited to the Account shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case shall any financial asset credited to the Account be registered in the name of the Pledgor, payable to the order of the Pledgor or specially indorsed to the Pledgor except to the extent the foregoing have been specially indorsed to the Securities Intermediary or in blank.

4.

Deposit into the Account.  Pledgor, simultaneously with the execution and delivery of this Agreement, has caused to be deposited with the Securities Intermediary the Collateral and which Collateral shall be held by the Securities Intermediary upon the terms and conditions hereinafter set forth.  The Securities Intermediary shall have no duty to solicit the Collateral. Pledgor or Secured Party shall notify the Securities Intermediary in writing at or prior to the time when Collateral is sent to the Securities Intermediary pursuant to this Agreement.  The Securities Intermediary shall have no liability for Collateral, or interest thereon, sent to it that remain unclaimed and/or is returned if such written notification is not given.

5.

 Investment of the Collateral.  During the term of this Agreement, the Securities Intermediary shall invest and reinvest the Collateral in any of the following investments, in each case at the written direction of an Authorized Person (as hereinafter defined) of the Pledgor:

a)

Money Market Mutual Funds registered under the Investment Company Act of 1940;

b)

time deposits

The Securities Intermediary shall have no obligation to invest or reinvest the Collateral if deposited with the Securities Intermediary after 11:00 a.m. (E.S.T.) on such day of deposit.  Instructions received after 11:00 a.m.(E.S.T.) will be treated as if received on the following business day. The Securities Intermediary shall have no responsibility for any investment losses resulting from the investment, reinvestment or liquidation of the Collateral. Any interest or other income received on such investment and reinvestment of the Collateral shall become part of the Collateral and any losses incurred on such investment and reinvestment of the Collateral shall be debited against the Collateral.  If a selection is not made and a written direction not given to the Securities Intermediary, the Collateral shall remain uninvested with no liability for interest therein.  It is agreed and understood that the entity serving as Securities Intermediary may earn fees associated with the investments outlined above in accordance with the terms of such investments.  Notwithstanding the foregoing, the Securities Intermediary shall have the power to sell or liquidate the foregoing investments whenever the Securities Intermediary shall be required to release all or any portion of the Collateral pursuant to Section 6  hereof.  In no event shall the Securities Intermediary be deemed an investment manager or adviser in respect of any selection of investments hereunder.  It is understood and agreed that the Securities Intermediary or its affiliates are permitted to receive additional compensation that could be deemed to be in the Securities Intermediary’s economic self-interest for (1) serving as investment adviser, administrator, shareholder servicing agent, custodian or sub-custodian with respect to certain of the investments, (2) using affiliates to effect transactions in certain investments and (3) effecting transactions in investments.

6.

Distribution of Collateral.  The Securities Intermediary shall  hold the Collateral in its possession until instructed hereunder to deliver the Collateral or any specified portion thereof in accordance with a Written Instruction signed jointly by an Authorized Person of the Pledgor and Secured Party.  If the Collateral is disbursed in accordance with a court order, the Pledgor and Secured Party shall jointly represent to the Securities Intermediary that such court order is final and non-appealable.

7.

Priority of Lien.  Securities Intermediary hereby acknowledges the security interest granted to Secured Party by Pledgor pursuant to the Document.  Securities Intermediary hereby waives and releases all liens, encumbrances, claims and rights of setoff it may have against the Account or any financial asset carried in the Account or any credit balance in the Account and agrees that, except for payment of its customary fees and charges relating to the Account including overdraft fees and reimbursement of amounts advanced to settle authorized transactions for the Account, it shall not assert any such lien, encumbrance, claim or right against the Account or any financial asset carried in the Account or any credit balance in the Account.  Securities Intermediary shall not agree with any third party that Securities Intermediary shall comply with entitlement orders concerning the Account originated by such third party without the prior written consent of Secured Party and Pledgor.  For the avoidance of doubt, Securities Intermediary’s security interest in and lien on the account and the Collateral set forth in this Section 7 shall not secure any amounts owed by Pledgor to Securities Intermediary pursuant to any other agreement between Pledgor and Securities Intermediary.

8.

Control.  Secured Party and Pledgor hereby intend that this Agreement establish “control” of the Account by Secured Party for purposes of perfecting Secured Party’s security interest in the Account pursuant to Articles 8 and 9 of the UCC and Securities Intermediary hereby acknowledges that it has been advised of Pledgor’s grant to Secured Party of a security interest in the Account.  Securities Intermediary shall comply at all times with entitlement orders originated by Secured Party concerning the Account without further consent by Pledgor. Prior to a receipt by Securities Intermediary of a Notice of Exclusive Control in the form of Exhibit A hereto by Secured Party, if Collateral is required to be transferred to Pledgor pursuant to the Document and subject to the terms and conditions hereof, at Pledgor’s request Secured Party shall issue Written Instructions to Securities Intermediary to transfer Collateral to an account specified by Pledgor.  Securities Intermediary shall, without inquiry and in reliance upon such Written Instructions, comply with such Written Instructions from Secured Party with respect to the transfer of Collateral to Pledgor (including, by way of example and not by way of limitation, Written Instructions relating to the withdrawal or transfer of Collateral from the Account, the release of the proceeds of a securities sale or redemption and any income received on a security).  Secured Party may, subject to terms of this Agreement, exercise sole and exclusive control of the Account and the Collateral held therein at any time by delivering to Securities Intermediary, with a copy to Pledgor, a Notice of Exclusive Control.  Secured Party hereby covenants, for the benefit of Pledgor, that Secured Party will not originate entitlement orders concerning the Account or the Collateral, other than to instruct Securities Intermediary to deliver or otherwise transfer some or all of the Collateral to another account of, or as otherwise requested by, Pledgor, unless and until it delivers a Notice of Exclusive Control to Securities Intermediary.  The foregoing covenant is for the benefit of Pledgor only and will not be deemed to constitute a limitation on Secured Party’s right, as between Securities Intermediary and Secured Party to originate entitlement orders with respect to the Account and the Collateral or in Securities Intermediary’s obligation to comply with those entitlement orders.

As between Pledgor and Secured Party, if Collateral is permitted to be substituted in accordance with the terms of the Document, Pledgor may request that Secured Party deliver Written Instructions to Securities Intermediary to transfer certain securities or other property out of the Account in connection with the substitution and Secured Party shall be obligated to deliver such Written Instructions to Securities Intermediary upon receipt into the Account of Collateral.  Secured Party shall be solely responsible for determining whether the substitute Collateral is in compliance with the Document.  It is understood and agreed that Securities Intermediary shall not have any duty or responsibility whatsoever for determining whether any substitute Collateral fulfills the requirements of the Document..

Following receipt of a Notice of Exclusive Control from Secured Party, Securities Intermediary shall, without inquiry and in reliance upon such Notice of Exclusive Control, thereafter comply with Written Instructions (including entitlement orders) solely from Secured Party with respect to the Account.  Secured Party covenants for the benefit of Pledgor, that it will not deliver a Notice of Exclusive Control to Securities Intermediary until all of Secured Party’s rights of enforcement pursuant to the Document have fully accrued following the expiration of any applicable notice requirement or grace period.  Securities Intermediary shall have no duty to determine whether Secured Party has complied with the immediately preceding sentence nor shall such covenant by Secured Party constitute a limitation on Securities Intermediary’s right to act upon a Notice of Exclusive Control without inquiry.

Securities Intermediary shall transfer Collateral from the Account only in accordance with the provisions of this Section 8 and as provided in Section 16.

9.

Statements and Notices of Adverse Claims.  Securities Intermediary shall send copies of all monthly statements concerning the Account to each of Pledgor and Secured Party at the address set forth in the heading of this Agreement within five business days of the end of each month.  Upon receipt of written notice of any lien, encumbrance or adverse claim against the Account or in any financial asset carried therein, Securities Intermediary shall make reasonable efforts to notify Secured Party and Pledgor thereof.

10.

Limited Responsibility of Securities Intermediary.  Securities Intermediary shall have no responsibility or liability to Pledgor for complying with a Notice of Exclusive Control or complying with entitlement orders concerning the Account originated by Secured Party.  Securities Intermediary shall have no responsibility or liability to Secured Party with respect to the value of the Account or any asset held therein.  Securities Intermediary shall have no duty to investigate or make any determination as to whether a default exists under any agreement between Pledgor and Secured Party and shall comply with a Notice of Exclusive Control even if it believes that no such default exists.

11.

Indemnification of Securities Intermediary.  Pledgor hereby agrees to indemnify, defend and hold harmless Securities Intermediary, its directors, officers, agents and employees against any and all claims, causes of action, liabilities, lawsuits, demands and damages, including without limitation, any and all court costs and reasonable attorney’s fees, in any way related to or arising out of or in connection with this Agreement or any action taken or not taken pursuant hereto, except to the extent as a result of Secured Party’s or Securities Intermediary’s gross negligence or willful misconduct. This indemnity shall be a continuing obligation of Pledgor and its successors and assigns, notwithstanding the earlier of resignation of the Securities Intermediary or termination of this Agreement.

Secured Party hereby agrees to indemnify and hold Securities Intermediary harmless from and against any and all any costs, expenses, damages, liabilities or claims, including attorneys’ fees, sustained or incurred by or asserted against Securities Intermediary by reason of or as a result of any Written Instructions (including entitlement orders) originated by Secured Party with respect to the Account and the Collateral, including any actions taken in response to a Notice of Exclusive Control; provided that Secured Party shall not indemnify Securities Intermediary for those losses arising out of Securities Intermediary’s gross negligence or willful misconduct.  This indemnity shall be a continuing obligation of Secured Party and its successors and assigns, notwithstanding notwithstanding the earlier of resignation of the Securities Intermediary or termination of this Agreement.

12.

Compensation of Securities Intermediary. The Securities Intermediary shall be entitled to payment from Pledgor/Secured Party for customary fees and expenses for all services rendered by it hereunder as separately agreed to in writing between the Pledgor and the Securities Intermediary (as such fees may be adjusted from time to time).  It is understood by all parties that the annual fee may be deducted from the Collateral when it becomes due. Annual fees are due annually in advance for each year or any part thereof.  The Pledgor shall reimburse the Securities Intermediary on demand for all loss, liability, damage, disbursements, advances or expenses paid or incurred by it in the administration of its duties hereunder, including, but not limited to, all counsel, advisors' and agents' fees and disbursements and all taxes or other governmental charges.  At all times, the Securities Intermediary will have a right of set off and first lien on the funds in the Collateral for payment of customary fees and expenses and all such loss, liability, damage or expenses.  Such compensation and expenses shall be paid from the Collateral to the extent not otherwise paid within thirty (30) days after an invoice has been rendered.  The obligations contained in this Section 12 shall be joint and several obligations of the Pledgor and Secured Party, and shall survive the termination of this Agreement and the resignation or removal of the Securities Intermediary.

13.

Resignation of Securities Intermediary.  The Securities Intermediary may resign and be discharged from its duties hereunder at any time by giving thirty (30) calendar days’ prior written notice of such resignation to the Pledgor and Secured Party.  The Pledgor and Secured Party may remove the Securities Intermediary at any time by giving thirty (30) calendar days’ prior written notice to the Securities Intermediary.  Upon such notice, a successor Securities Intermediary shall be appointed by the Pledgor and Secured Party, who shall provide written notice of such to the resigning Securities Intermediary.  Such successor Securities Intermediary shall become the Securities Intermediary hereunder upon the resignation or removal date specified in such notice.  If the Pledgor and Secured Party  are unable to agree upon a successor Securities Intermediary within thirty (30) days after such notice, the Securities Intermediary may, in its sole discretion, deliver the Collateral to the Pledgor at the address provided herein or may apply to a court of competent jurisdiction for the appointment of a successor Securities Intermediary or for other appropriate relief.  The costs and expenses (including its attorneys’ fees and expenses) incurred by the Securities Intermediary in connection with such proceeding shall be paid by the Pledgor.  Upon receipt of the identity of the successor Securities Intermediary, the Securities Intermediary shall either deliver the Collateral then held hereunder to the successor Securities Intermediary, less the Securities Intermediary’s fees, costs and expenses or other obligations owed to the Securities Intermediary to be paid from any interest earned in respect of the Collateral, or hold any interest earned in respect of the Collateral (or any portion thereof), pending distribution, until all such fees, costs and expenses or other obligations are paid.  Upon its resignation and delivery of the Collateral as set forth in this Section 13, the Securities Intermediary shall be discharged of and from any and all further obligations arising in connection with the Collateral or this Agreement.

14.

The Securities Intermediary.

(a)

The duties, responsibilities and obligations of Securities Intermediary shall be limited to those expressly set forth herein and no duties, responsibilities or obligations shall be inferred or implied against the Securities Intermediary. The Securities Intermediary shall not be subject to, nor required to comply with, any other agreement to which the Pledgor or Secured Party is a party, even though reference thereto may be made herein, or to comply with any direction or instruction (other than those contained herein or delivered in accordance with this Agreement) from the Pledgor or Secured Party or an entity acting on its behalf. The Securities Intermediary shall not be required to expend or risk any of its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder.

(b)

If at any time the Securities Intermediary is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects the Collateral (including but not limited to orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of the Collateral), the Securities Intermediary is authorized to comply therewith in any manner it or legal counsel of its own choosing deems appropriate; and if the Securities Intermediary complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, Securities Intermediary shall not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

(c)

The Securities Intermediary shall not be liable for any action taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties hereunder in the absence of gross negligence or willful misconduct on its part. In no event shall the Securities Intermediary be liable (i) for acting in accordance with or conclusively relying upon any instruction, notice, demand, certificate or document from the Pledgor and Secured Party  or any entity acting on behalf of the Pledgor or Secured Party, (ii) for any indirect, consequential, punitive or special damages, regardless of the form of action and whether or not any such damages were foreseeable or contemplated, (iii) for the acts or omissions of its nominees, correspondents, designees, agents, subagents or subcustodians, (iv) for the investment or reinvestment of any cash held by it hereunder, in each case in good faith, in accordance with the terms hereof, including without limitation any liability for any delays (not resulting from its gross negligence or willful misconduct) in the investment or reinvestment of the Collateral, or any loss of interest or income incident to any such delays, or (v) for an amount in excess of the value of the Collateral, valued as of the date of deposit, but only to the extent of direct money damages.

(d)

If any fees, expenses or costs incurred by, or any obligations owed to, the Securities Intermediary or its counsel hereunder are not promptly paid when due, the Securities Intermediary may reimburse itself therefor from the Collateral and may sell, liquidate, convey or otherwise dispose of any investment in respect of the Collateral for such purpose. The Securities Intermediary may in its sole discretion withhold from any distribution of any interest earned in respect of the Collateral an amount it believes would, upon sale or liquidation, produce proceeds equal to any unpaid amounts to which the Securities Intermediary is entitled to hereunder.

(e)

As security for the due and punctual performance of any and all of the Pledgor's and Secured Party’s obligations to the Securities Intermediary hereunder, now or hereafter arising, the Pledgor and Secured Party  hereby pledges, assigns and grants to the Securities Intermediary a continuing security interest in, and a lien on, the Collateral and all Distributions thereon or additions thereto. The security interest of the Securities Intermediary shall at all times be valid, perfected and enforceable by the Securities Intermediary against the Pledgor and Secured Party  and all third parties in accordance with the terms of this Agreement.

(f)

The Securities Intermediary may consult with legal counsel of its own choosing, at the expense of the Pledgor and Secured Party, as to any matter relating to this Agreement, and the  Securities Intermediary shall not incur any liability in acting in good faith in accordance with any advice from such counsel.

(g)

The Securities Intermediary shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Securities Intermediary (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

(h)

The Securities Intermediary shall be entitled to conclusively rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity or the service thereof. The Securities Intermediary may act in conclusive reliance upon any instrument or signature believed by it to be genuine and may assume that any person purporting to give receipt or advice to make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

(i)

The Securities Intermediary shall not be responsible in any respect for the form, execution, validity, value or genuineness of documents or securities deposited hereunder, or for any description therein, or for the identity, authority or rights of persons executing or delivering or purporting to execute or deliver any such document, security or endorsement. The Securities Intermediary shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

(j)

The Securities Intermediary shall not be under any duty to give the Collateral held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder except as directed in this Agreement. Uninvested funds held hereunder shall not earn or accrue interest.

(k)

When the Securities Intermediary acts on any information, instructions, communications, (including, but not limited to, communications with respect to the delivery of securities or the wire transfer of funds) sent by facsimile, email or other form of electronic or data transmission, the Securities Intermediary, absent gross negligence, shall not be responsible or liable in the event such communication is not an authorized or authentic communication of the Pledgor or Secured Party  or is not in the form the Pledgor and Secured Party  sent or intended to send (whether due to fraud, distortion or otherwise). The Pledgor and Secured Party  shall indemnify the Securities Intermediary against any loss, liability, claim or expense (including legal fees and expenses) it may incur with its acting in accordance with any such communication.

(l)

In the event of any dispute between or conflicting claims among the Pledgor and Secured Party  and any other person or entity with respect to any Collateral, the Securities Intermediary shall be entitled, in its sole discretion, to refuse to comply with any and all claims, demands or instructions with respect to such Collateral so long as such dispute or conflict shall continue, and the Securities Intermediary shall not be or become liable in any way to the Pledgor and Secured Party  for failure or refusal to comply with such conflicting claims, demands or instructions.  The Securities Intermediary shall be entitled to refuse to act until, in its sole discretion, either (i) such conflicting or adverse claims or demands shall have been determined by a final order, judgment or decree of a court of competent jurisdiction, which order, judgment or decree is not subject to appeal, or settled by agreement between the conflicting parties as evidenced in a writing satisfactory to the Securities Intermediary or (ii) the Securities Intermediary shall have received security or an indemnity satisfactory to it sufficient to hold it harmless from and against any and all losses which it may incur by reason of so acting. Any court order, judgment or decree shall be accompanied by a legal opinion by counsel for the presenting party, satisfactory to the Securities Intermediary, to the effect that said order, judgment or decree represents a final adjudication of the rights of the parties by a court of competent jurisdiction, and that the time for appeal from such order, judgment or decree has expired without an appeal having been filed with such court. The Securities Intermediary shall act on such court order and legal opinions without further question.  The Securities Intermediary may, in addition, elect, in its sole discretion, to commence an interpleader action or seek other judicial relief or orders as it may deem, in its sole discretion, necessary. The costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with such proceeding shall be paid by, and shall be deemed a joint and several obligation of, the Pledgor and Secured Party.

(m)

The Securities Intermediary shall have no responsibility for the contents of any writing of the arbitrators or any third party contemplated herein as a means to resolve disputes and may conclusively rely without any liability upon the contents thereof.

(n)

The Securities Intermediary does not have any interest in the Collateral deposited hereunder but is serving as securities intermediary and escrow holder only and having only possession thereof. The Pledgor and Secured Party  shall pay or reimburse the Securities Intermediary upon request for any transfer taxes or other taxes relating to the Collateral incurred in connection herewith and shall indemnify and hold harmless the Securities Intermediary from any amounts that it is obligated to pay in the way of such taxes. Any payments of income from this Escrow Account shall be subject to withholding regulations then in force with respect to United States taxes. The Pledgor and Secured Party  will provide the Securities Intermediary with appropriate W-9 forms for tax identification number certifications, or W-8 forms for non-resident alien certifications. It is understood that the Securities Intermediary shall only be responsible for income reporting with respect to income earned on the Collateral and will not be responsible for any other reporting. This paragraph shall survive notwithstanding any termination of this Agreement or the resignation or removal of the Securities Intermediary.

(o)

For purposes of sending and receiving instructions or directions hereunder, all such instructions or directions shall be, and the Securities Intermediary may conclusively rely upon such instructions or directions, delivered, and executed by representatives of the Pledgor or Secured designated on Scheduled I attached hereto and made a part hereof (each such representative, an Authorized Person) which such designation shall include specimen signatures of such representatives, as such Schedule 2 may be updated from time to time.

15.

Termination.  The rights and powers granted herein to Secured Party have been granted in order to perfect its security interest in the Account, are powers coupled with an interest and shall not be affected by the lapse of time.  The obligations of Securities Intermediary under Sections 11, 12 and 14 above shall continue in effect until the earlier of (i) the date on which Pledgor makes suitable arrangements with the consent of Secured Party following the resignation of Securities Intermediary and (ii) Secured Party has notified Securities Intermediary in writing that this Agreement is to be terminated.  This Agreement shall terminate thirty (30) business days after Securities Intermediary has delivered all of the Collateral held in the Account to Pledgor in accordance with the terms of this Section 16.

17.

Representations.  The Pledgor and the Secured Party each represent and warrant to the Securities Intermediary that (i) it has the power to execute this Agreement, to deliver this Agreement and to perform its obligations under this Agreement and has taken all necessary action to authorize such execution, delivery and performance and (ii) its obligations under this Agreement constitute its legal, valid and binding obligations, enforceable in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

18.

Ambiguity.  In the event of any ambiguity or uncertainty hereunder or in any Written Instructions, Securities Intermediary may, in its sole discretion, refrain from taking any action other than to retain possession of the Collateral, unless Securities Intermediary receives new or revised Written Instructions which eliminate such ambiguity or uncertainty; provided that nothing in the foregoing sentence shall affect the rights or obligations of Secured Party and Securities Intermediary under Section 8 of this Agreement.

19.

Entire Agreement.  This Agreement, any schedules or exhibits hereto and the instructions and notices required or permitted to be executed and delivered hereunder set forth the entire agreement of the parties with respect to the subject matter hereof.

20.

Amendments.  No amendment, modification or (except as otherwise specified in Section 16 above) termination of this Agreement, nor any assignment of any rights hereunder, shall be binding on any party hereto unless it is in writing and is signed by each of the parties hereto, and any attempt to so amend, modify, terminate or assign except pursuant to such a writing shall be null and void.  No waiver of any rights hereunder shall be binding on any party hereto unless such waiver is in writing and signed by the party against whom enforcement is sought.

21.

Severability.  If any term or provision set forth in this Agreement shall be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall be construed in all respects as if such invalid or unenforceable term or provision were omitted.

22.

Successors.  The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

23.

Notices.  Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and signed by an authorized person and shall be deemed to have been properly given (i) when delivered in person, or (ii) when sent by telecopy or other electronic means as approved in advance by the Securities Intermediary and electronic confirmation of error free receipt is received or (iii) upon receipt of notice sent by certified or registered mail, return receipt requested, postage prepaid, addressed to the party at the address set forth next to such parties’ name at the heading of this Agreement.  Any party may change its address for notices in the manner set forth above.

24.

Counterparts.  This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.  Delivery of an executed counterpart of this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

25.

Governing Law; Jurisdiction; Waiver of Immunity; Jury Trial Waiver.  This Agreement and the Account shall be governed by and construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles thereof.  The State of New York shall be deemed to be the location of Securities Intermediary.  Secured Party, Pledgor and Securities Intermediary hereby consent to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder.  To the extent that in any jurisdiction Secured Party or Pledgor may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, Secured Party and Pledgor each irrevocably agrees not to claim, and hereby waives, such immunity.  Secured Party, Pledgor and Securities Intermediary each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

26.

Representations.  Each party hereby represents and warrants that the individual executing this Agreement on its behalf has the requisite power and authority to do so and to bind such party to the terms of this Agreement.

27.

USA PATRIOT Act Section 326 Customer Identification Program.  The parties acknowledge that in order to help the United States government fight the funding of terrorism and money laundering activities, pursuant to Federal regulations that became effective on October 1, 2003 (Section 326 of the USA PATRIOT Act) requires all financial institutions to obtain, verify, record and update information that identifies each person establishing a relationship or opening an account.  The parties to this Agreement agree that they will provide to the Securities Intermediary such information as it may request, from time to time, in order for the Securities Intermediary to satisfy the requirements of the USA PATRIOT Act, including but not limited to the name, address, tax identification number and other information that will allow it to identify the individual or entity who is establishing the relationship or opening the account and may also ask for formation documents such as articles of incorporation or other identifying documents to be provided.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

Northern Lights SPC on behalf of the Arrow Alternative Fund Segregated Portfolio, as Pledgor

By:  /s/Emile R. Molineaux

Name: Emile R. Molineaux

Title: Director

Deutsche Bank, London Branch, as Secured Party

By: /s/Jill P. Hurwitz

Name: Jill P. Hurwitz

Title: Director & Counsel

By: /s/Eamonn J. Hahessy

Name: Eamonn J. Hahessy

Title:  Vice President & Counsel

Deutsche Bank Trust Company Americas,

as Securities Intermediary

By: /s/Aldrin M.F. Bayne

Name: Aldrin M.F. Bayne

Title:

By: /s/David Contino

Name: David Contino

Title: Vice President

EXHIBIT A

NOTICE OF EXCLUSIVE CONTROL

______________________, 200_____

_______________________________

_______________________________

_______________________________

_______________________________

Attention:_______________________

Reference is made to that certain agreement, dated [                     ], (the “Account Control Agreement”) by and among __________________ (“Pledgor”), Deutsche Bank Trust Company Americas, as Securities Intermediary (“Securities Intermediary”), and _______________________, in its capacity as [____________] under a [______________] Agreement (in such capacity, “Secured Party”).

Pursuant to the terms of the Account Control Agreement we hereby give you notice to cease honoring the Pledgor’s instructions with respect to the Account, and to immediately comply with the terms and conditions set forth in the Account Control Agreement relevant to the transfer of control of the Account to the Secured Party, including but not limited to redirection of such funds.

Please acknowledge receipt of this notice by signing below and returning an original to:

[Add full address and contact detail]

Very truly yours,

[                                                         ], as Secured Party

By:

Name:

Title:

By:

Name:

Title:

RECEIPT ACKNOWLEDGED ON

 _____________200______

:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Security Intermediary,

By:

Name:

Title:

Schedule 2

Pledgor Authorized Person

Name	Title	Specimen Signature
Emile R. Molineaux	Director, Northern Lights SPC	/s/Emile R. Molineaux
William Flaig	Chief Investment Officer, Arrow Investment Advisors, LLC	/s/William Flaig
Joseph Barrato	President, Arrow Investments Trust	/s/Joseph Barrato

Secured Party Authorized Person*

Name	Title	Specimen Signature
Hans Feder
Andrew Grant,
Adil Rehman

* At least 2 signatures required